EXHIBIT 10.1

                              EMPLOYMENT  AGREEMENT


         This Agreement made and entered into as of the 1st day of September, 2000, by and between ROCKPORT HEALTHCARE GROUP, INC., having a place of business at 50 Briar Hollow Lane, Suite 515 West, Houston, Texas 77027("Employer"), and, WILLIAM W. WOLLENBERG, having an address at 290 Candletree Circle, Monument, CO 80132("Employee").


                                   WITNESSETH:


         WHEREAS, Employer is engaged in the business of delivering integrated services and products to defined healthcare populations; and

         WHEREAS, Employer desires to employ Employee as SENIOR VICE PRESIDENT OF NATIONAL MARKETING AND SALES of Employer, and Employee desires to be so employed by Employer, all pursuant to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:


         1.  EMPLOYMENT:  DUTIES

                  Employer hereby agrees to employ Employee, and Employee hereby agrees to accept employment during the term hereof as Senior Vice President - National Marketing and Sales of Employer, and shall perform such services as are customarily performed by persons holding such offices and shall be subject at all times to the direction of the Board of Directors of Employer.

         2.  TERM

                  (a) Employee's employment hereunder shall be for a term commencing January 1, 2001 and ending on December 31, 2002. The Agreement shall be automatically extended from year to year thereafter unless either party gives not less than three (3) months prior written notice to the other that such party elects to have the Agreement terminated effective at the end of the initial or then current renewal term.

                  (b) Employee agrees to devote all of Employee's business time and attention to fulfill Employee's duties and responsibilities faithfully, diligently and competently.

         3.  COMPENSATION

                  (a) As compensation for the performance of his duties on behalf of Employer, Employer shall pay Employee a salary at the rate of One Hundred Fifty Thousand Dollars ($150,000.00) per annum, payable in installments in accordance with the usual practice of the Employer.

                  (b) Employer shall reimburse Employee for the expenses incurred by Employee in connection with his duties hereunder upon presentation by Employee of the details of vouchers for such expenses in accordance with customary Employer practice.


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                  (c)  Employee  shall  be  entitled  to  participate  in  any retirement, life insurance, medical insurance, disability insurance, vacation, savings and other employee benefit plans made generally available to the senior officers of the Company, so long as such benefits comply with applicable law (including without limitation the Internal Revenue Code of 1986, as amended, and ERISA).

                  (d) Employee shall be entitled to participate in any stock option and bonus incentive plans made generally available to the senior officers of the Company.

                  (e) Employee shall be entitled to receive commissions on those paid revenues generated from its healthcare provider networks for workers' compensation and Accident and Health programs, which are derived from sales to customers contracted as a direct and primary result of Employee's efforts, as follows:

                    (i) Five per cent (5%) of paid revenues up to the first $150,000 of monthly revenue; and Two per cent (2%) on all additional paid revenue for the month, with a minimum guaranteed commission of Seven Thousand Five Hundred Dollars ($7,500) per month.

                    (ii) Payment of any commissions due in addition to the guaranteed minimum shall be calculated and paid by the end of the month following the month in which paid revenues are received by Employer.

     4.  NON-COMPETITION

                  (a) During the term of this Agreement and for a period of twelve (12) months from the date of termination of his employment hereunder for whatever reason, Employee agrees that he will not solicit any customers who are presently or may hereafter become customers of Employer unless such solicitation is entirely unrelated to Employer's business, or compete in any way with Employer alone or together with others in a business which Employer is engaged in at the time of termination of employment.

                  (b) Subsequent to the expiration or termination of this Agreement, Employee will not interfere with or disrupt or attempt to disrupt Employer's business relationship with its customers or suppliers or solicit the employees of Employer.

                  (c) During the term of this Agreement and for a period of twelve (12) months from the date of termination of his employment hereunder for whatever reason, Employee will not disclose or use or enable anyone else to use any information or data which may be obtained by him or available to him during the term of employment except if such information is otherwise readily publicly available or is required to be disclosed pursuant to a court order.

                  (d) In the event that Employee breaches any provisions of this
Section 4 or there is a threatened breach, then, in addition to any other rights which Employer may have, Employer shall be entitled to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this paragraph, Employee shall not urge as a defense that there is an adequate remedy at law nor shall Employer be prevented from seeking any other remedies which may be available.


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                  (e)  The existence of any claim or cause of action by Employee against Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the foregoing restrictive covenants but shall be litigated separately.


         5.  TERMINATION

                  (a) Anything to the contrary notwithstanding, this Agreement shall terminate 30 days after the Employee's (i) death or (ii) disability for a period of not less than twenty-six consecutive weeks; provided, however, that the provisions of Section 6 hereof shall remain in full force and effect through the end of the term hereof.

                  (b) Employee's employment hereunder may be terminated for Cause by Employer before the expiration of the term hereof by written notice to Employer. "Cause" shall mean any of the following occurrences: i) Employee's commission of a crime which impacts Employer;(ii)Employee's neglect of, or failure to, perform his duties hereunder; (iii) Without limitation of the foregoing, Company's failure to accomplish any quarterly sales objectives established by the Board of Directors for the occupational injury and illness Preferred Provider Organization business of Company.

                  (c) Employee's employment may also be terminated without Cause by Employer at any time by written notice to Employee.

         6.  SEVERANCE

                  In the event of termination of employment of Employee by Employer before the expiration of the term hereof pursuant to Section 5(c) hereof only, Employer will provide Employee with severance pay in an amount equal to one and one-half (150%) of Employee's base annual salary, which shall be payable in a lump sum, discounted based on the prime rate of Chase Bank then in effect, which lump sum shall be payable within 30 days of the date of termination. Employer shall also continue to provide to Employee any retirement benefits, life insurance, medical insurance and disability insurance to which he is entitled pursuant to Section 3(c) through the end of the term hereof.

                  In the event of termination of employment of Employee before the expiration of the term hereof pursuant to the provisions of Section 5(a) hereof, Employer will: (i) provide Employee (or Employee's estate) with severance pay in an amount equal to one year's base annual salary, which shall be payable in a lump sum, discounted based on the prime rate of Chase Bank then in effect, which lump sum shall be payable within 30 days of the date of termination; (ii) in the event of Employee's disability, continue to provide to Employee any retirement benefits, life insurance, medical insurance and disability insurance pursuant to Section 3(c) through the end of the term hereof; and (iii) in the event of Employee's death, continue to provide Employee's spouse and minor children, if applicable, with medical benefits pursuant to Section 3(c) through the end of the term hereof.


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          7.  NOTICES

                  All notices hereunder shall be in writing and shall be delivered in person or given by registered or certified mail, postage prepaid, and sent to the parties at the respective addresses above set forth. Either party may designate any other address to which notice shall be given, by giving notice to the other of such change of address in the manner herein provided.


         8.  SEVERABILITY  OF  PROVISIONS

                  If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.


         9.  GOVERNING  LAW

                  This Agreement shall be construed and governed by the laws of the State of Texas.


         10.  NON-WAIVER

         The failure of either party to insist upon the strict performance of any term or condition in this Agreement shall not be considered a waiver or relinquishment of future compliance therewith.

         11.  ENTIRE  AGREEMENT;  MODIFICATION

                  This Agreement contains the entire agreement between the parties relating to the subject matter hereof. No modification of this Agreement shall be valid unless it is made in writing and signed by the parties hereto.


         12.  NON-ASSIGNMENT;  SUCCESSORS

                  Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that (i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Employer upon any sale of all or substantially all of the Employer's assets, or upon any merger, consolidation or reorganization of the Employer with or into any other corporation, all as though such successors and assigns of the Employer and their respective successors and assigns were the Employer; and (ii) this Agreement shall insure to the benefit of and be binding upon the heirs, assigns or designees of the Employee to the extent of any payments due to them hereunder. As used in this Agreement, the term "Employer" shall be deemed to refer to any such successor or assign of the Employer referred to in the preceding sentence.


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         13.  COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                             ROCKPORT  HEALTHCARE GROUP, INC.:



                                             By:
                                                 -----------------------------
                                                 John K. Baldwin, Chairman

                                             WILLIAM  W.  WOLLENBERG:



                                                 -----------------------------


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